Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS

OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

1.	OFFICES:

1.1.            BioDelivery Sciences International, Inc. (the “Corporation”) may have an office or offices at such places as the Board of Directors may from time to time designate.

2.	MEETING OF STOCKHOLDERS:

2.1.            The annual meeting of stockholders for the election of directors shall be held at such time and date as may be fixed by the Board of Directors.

2.2.            Special meetings of the stockholders may be called at any time by the president, and shall be called by the president or secretary on the request in writing, or by vote, of a majority of the directors, or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

2.3.            All meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified and fixed in the respective notices or waiver of notice thereof.

2.4.            Unless otherwise provided in the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”) or by an express provision of the Delaware General Corporation Law, as amended from time to time (the “Statute”), when a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting.

2.5.            Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

3.	DIRECTORS:

3.1.            The property and business of the Corporation shall be managed by, or under the direction of, its Board of Directors, consisting of one or more directors as determined from time to time by resolution of the Board of Directors.

3.2.            Each director shall hold office until the next annual election, and until such director’s successor is elected and qualified, or until such director's earlier resignation or removal. Directors shall be elected by the stockholders, except that vacancies in the Board of Directors by reason of death, resignation or otherwise and newly created directorships may be filled for the unexpired term by the remaining directors, though less than a quorum, by a majority vote.

4.	POWER OF DIRECTORS:

4.1.            The Board of Directors shall have such general and specific powers as are conferred upon corporations by the Statute, subject only to the provisions of applicable law, the Certificate of Incorporation, and these Bylaws, which may restrict or deny such powers.

5.	MEETING OF DIRECTORS:

5.1.            After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as may be fixed by the stockholders at the annual meeting, and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

5.2.            Special meetings of the Board of Directors may be called by the president, and shall be called by the president or the secretary at the written request of two directors, by notice to each director given five (5) days prior to the meeting if by mail, or two (2) days prior to the meeting if by telephone, facsimile telecommunication or electronic transmission.

5.3.            Special meetings of the Board of Directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

5.4.            At all meetings of the Board of Directors a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Statute or by the Certificate of Incorporation. A smaller number may adjourn from time to time, without further notice, until a quorum is secured.

5.5.            Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

6.	EXECUTIVE AND OTHER COMMITTEES:

6.1.            The Board of Directors may designate an executive committee and one or more other committees each to consist of one or more of the directors of the Corporation.

6.2.            Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in the resolution of the Board of Directors, subject to applicable laws.

6.3.            The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but unless otherwise determined by the Board of Directors, the affirmative vote of a majority of the whole committee shall be necessary in every case.

7.	OFFICERS OF THE CORPORATION:

7.1.            The officers of the Corporation may be a President, a Chief Executive Officer, a Chairman of the Board, one or more Vice-Presidents, Secretary, Treasurer, an Assistant Treasurer and such other officers as may from time to time be chosen by the Board of Directors. The officers of the Corporation shall have the duties assigned to each such office by the Board of Directors.

7.2.            Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer may be removed either with or without cause at any time by the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

7.3.            The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, executive committee or President, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, whenever they may require it, an account of all his transactions as treasurer, and of the financial condition of the Corporation, and at the regular meeting of the Board of Directors next preceding the annual stockholders’ meeting, a like report for the preceding year.

7.4.            The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

7.5.            The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation. The Treasurer shall perform such other duties as the Board of Directors or executive committee may from time to time prescribe or require.

8.	DUTIES OF OFFICERS MAY BE DELEGATED:

8.1.            In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate his powers or duties to any other officer or to any director for the time being.

9.	CERTIFICATES OF STOCK:

9.1.            Shares of stock of the Corporation may be represented by certificates or may be uncertificated shares, as shall be determined by the Board of Directors. Certificated shares of stock of the Corporation shall be signed (either manually or by facsimile) by the Chairman, the Vice Chairman, the President or a Vice-President, and either by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of loss or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the Board of Directors, it is proper to do so.

10.	TRANSFER OF STOCK:

10.1.        Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

11.	STOCKHOLDERS OF RECORD:

11.1.        The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

12.	FISCAL YEAR:

12.1.        The fiscal year of the Corporation shall be determined by the Board of Directors.

13.	DIVIDENDS:

13.1.        Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of the capital stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and may alter or abolish any such reserve or reserves.

14.	CHECKS FOR MONEY:

14.1.        All checks, drafts or orders for the payment of money shall be signed by the Treasurer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank.

15.	BOOKS AND RECORDS:

15.1.        The books, records and accounts of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the Board of Directors.

16.	NOTICES:

16.1.        Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile telecommunication or electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or when such notice is dispatched, if delivered through the mail, by facsimile telecommunication or electronic transmission, shall be the time of the giving of the notice.

16.2.        A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

17.	AMENDMENT:

17.1.        These Bylaws may be amended, altered, repealed or supplemented at any regular meeting of the stockholders or of the Board of Directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole board of directors, as the case may be.

18.	INDEMNIFICATION:

18.1.        Right to Indemnification:

18.1.1.  Each person who was or is a party to, or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), including without limitation Proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Statute, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

18.2.        Right of Claimant to Bring Suit:

18.2.1.  If a claim under Section 18.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Statute for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Statute, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall create a presumption that claimant had not met the applicable standard of conduct.

18.3.        Non-Exclusivity of Rights:

18.3.1.  The rights conferred by Sections 18.1 and 18.2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

18.4.        Insurance:

18.4.1.  The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Statute.

DATED: March 22, 2022